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                                                                       Exhibit 8

                           [HILL & BARLOW LETTERHEAD]

February 9, 1998

CellCall, Inc.
1720 Fortune Court
Suite 106
Lexington, KY  40509

           Re: AGREEMENT OF MERGER AND PLAN OF REORGANIZATION WITH NEXTEL COMMUNICATIONS, INC.

Gentlemen:

           We have acted as counsel to CellCall, Inc. a Delaware corporation ("CellCall"), in connection with (i) the Post-Effective Amendment to the Registration Statement on Form S-4 of Nextel Communications, Inc., a Delaware corporation ("Parent"), to which this opinion letter is filed as an exhibit (the "Registration Statement"), and a Prospectus Supplement of CellCall and Parent supplementing the Prospectus contained therein (the "Prospectus Supplement"), and (ii) the execution and delivery of the Agreement of Merger and Plan of Reorganization (the "Agreement"), dated as of April 22, 1997, among CellCall, Parent, Nextel Finance Company, a Delaware corporation and a wholly owned subsidiary of Parent ("NFC"), and Bluegrass Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NFC ("Merger Sub"). The Agreement provides for the merger of Merger Sub with and into CellCall (the "Merger"), with CellCall surviving. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning ascribed to such term in the Agreement.

           We have examined, are familiar with, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of originals or copies, certified or otherwise authenticated to our satisfaction, of such documents (including all exhibits and schedules thereto) and records of Parent, NFC, CellCall, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including, without limitation, (i) the Agreement, (ii) representations (the "Representations") made by Parent and Merger Sub in the Agreement and in certificates delivered to us, and (iii) the Prospectus Supplement.

           In connection with rendering our opinion, we have assumed the accuracy of the Representations. We have also assumed the due authorization, execution and delivery of the Agreement by CellCall, Parent, NFC and Merger Sub and that the Agreement constitutes the legal, valid and binding obligation of CellCall, Parent, NFC and Merger Sub, enforceable against each party in accordance with its terms.

           Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm that, in our opinion, the statements in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" to the extent they constitute matters of law or legal conclusions with respect thereto, are accurate.

           This opinion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, which change may be retroactive. Except as stated above, we express no opinion with respect to any other matter.


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           We hereby consent to the use of our name in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to this letter, as that term is used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 HILL & BARLOW, a Professional Corporation


                                 By: /s/ MIRIAM V. SHEEHAN
                                    ---------------------------------------
                                    Miriam V. Sheehan, Member